                            LONGS DRUG STORES CORPORATION

                                ARTICLES OF AMENDMENT


    LONGS DRUG STORES CORPORATION, a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Charter of the Corporation is hereby amended by amending Article TENTH, Paragraph (10) of the Charter in its entirety to read as follows


         (10) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification, or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast by shares outstanding and entitled thereon. Notwithstanding any provision of the law requiring any amendment of the Charter to be authorized by the vote of any designated proportion of the Common Stock or of each class of other stock, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of not less than a majority of the aggregate number of votes entitled to and be cast by shares outstanding and entitled to vote thereon, except that the amendment of Articles NINTH and ELEVENTH hereof and Paragraphs (6), (8), (9), and (10) of this Article TENTH shall require the affirmative vote of the holders of not less than two-thirds of the aggregate number of votes entitled to be cast by shares outstanding and entitled to vote thereon and an amendment of Article TWELFTH or any Article or Paragraph of the Corporation's Charter which expressly sets forth a requirement for amendment thereof shall require the affirmative vote required thereby, and except that this provision shall not apply where the law of Maryland does not permit the Charter to reduce or vary the vote required for a particular matter.

    SECOND: The foregoing amendment does not increase the authorized capital stock of the Corporation.

    THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

    IN WITNESS WHEREOF, Longs Drug Stores Corporation has caused these presents to be signed in its name and on its behalf by its president, and witnessed by its secretary, on June 22, 1987.


WITNESS:                               LONGS DRUG STORES CORPORATION


/s/ O. D. Jones                        BY: /s/ R. M. Long
- ---------------------------------          ---------------------------------
O. D. Jones, Secretary                     R. M. Long, President



    THE UNDERSIGNED, President of Longs Drug Stores Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby , certifies that to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ R. M. Long
                                            --------------------------------
                                            R. M. Long, President

                            LONGS DRUG STORES CORPORATION


                                ARTICLES OF AMENDMENT



LONGS DRUG STORES CORPORATION, a Maryland corporation, having its principal office in Walnut Creek, California (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST:  The Charter of the corporation is hereby amended as follows:

    A new Paragraph (11) of Article Tenth of the Charter is added to read as follows:

    "(11) To the fullest extent permitted by Maryland statutory of decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal."

    SECOND: The amendment does not increase the authorized stock of the Corporation.

    THIRD: The amendment of the Charter of the Corporation hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

    IN WITNESS WHEREOF, LONGS DRUG STORES CORPORATION has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by its Secretary on June 1, 1988.


ATTEST                                 LONGS DRUG STORES CORPORATION




BY: /s/ O. D. Jones                    BY: /s/ R. M. Long
    -----------------------------          ---------------------------------
    Orlo D. Jones, Secretary               R.M. Long, President and
    Chief Executive Officer                Chief Executive Officer

    THE UNDERSIGNED, President and chief Executive Officer of Longs Drug Stores Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ R. M. Long
                                       --------------------------------------
                                       R.M. Long, President and
                                       Chief Executive Officer

                            LONGS DRUG STORES CORPORATION

                                ARTICLES OF AMENDMENT



    LONGS DRUG STORES CORPORATION, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST:  The Charter of the Corporation is hereby amended as follows:

         (a) Article THIRD of the Charter is hereby amended in its entirety to read as follows:

         THIRD:    (a)  The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

              (1)  To own and operate drug and general merchandise stores.

              (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

              (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         (b) Article TENTH of the Charter is hereby amended to delete the provisions of subparagraphs (3), (4) and (5) thereof, to renumber existing subparagraphs (6), (7), (8), (9), (10) and (11) thereof as subparagraphs
    (3), (4), (5), (6), (7) and (8), respectively, and to amended newly numbered subparagraph (3) of Article TENTH to read as follows:

              (3) The By-laws of the Corporation may be adopted, amended or repealed by the affirmative vote of two-thirds (2/3) of the votes entitled to be cast by the outstanding shares of voting stock of the Corporation voting together as a single voting group. The Bylaws may also be adopted, amended or repealed by the affirmative vote of a majority of the members of the Board of Directors.

    SECOND: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

    IN WITNESS WHEREOF, Longs Drug Stores Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and witnessed by its Secretary on May 22, 1996.


WITNESS:                               LONGS DRUG STORES CORPORATION


/s/ O. D. Jones                         By /s/ R. M. Long
- -------------------------------            -----------------------------------
Secretary                                      Chairman of the Board



    THE UNDERSIGNED, Chairman of the Board of Longs Drug Stores Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ R. M. Long
                                       ---------------------------------------
                                       Chairman of the Board

                            LONGS DRUG STORES CORPORATION

                          AMENDED ARTICLES OF INCORPORATION


    THE UNDERSIGNED, being the incorporator for Longs Drug Stores Corporation, who executed the Articles of Incorporation dated December 20, 1984, hereby certifies that no organizational meeting of the Board of Directors of Longs Drug Stores Corporation has been held on or before this date, and hereby amends and restates the Articles of incorporation of Longs Drug Stores Corporation in their entirety as follows:

    FIRST: THE UNDERSIGNED, R.W. Smith, Jr., whose address is 1100 Charles Center South, 36 South Charles Street, Baltimore, Maryland 21201, being at least eighteen years of age, as incorporator, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

    SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                            Longs Drug Stores Corporation

    THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

    (1)  To own and operate drug and general merchandise stores.


    (2) To carry on the drug and general merchandise business in all its phases; to manufacture and compound drugs, chemicals and medicines and to fill prescriptions therefor; to manufacture and deal, at wholesale and retail, in drugs, chemicals, medicines, instruments, appliances and apparatus, physicians and hospital supplies, liquors, food, candies, tobacco, perfumes, toilet articles, toys, sporting goods, sundries and all goods, wares and merchandise of whatever kind; to conduct a photograph and picture business in all its phases; to manufacture, fabricate, repair and maintain fixtures and equipment, and generally to carry on any other business incidental to or which can be conveniently carried on in connection with any of the foregoing.

    (3) To engage in any one or more businesses or transactions, or to acquire all or any portion of the securities of any entity engaged in any one or more businesses or transactions which the Board of Directors of the Corporation may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

    (4) To purchase, lease, hire or otherwise acquire, hold, own, construct, develop, erect, improve, manage, operate and in any manner dispose of, and to aid and subscribe toward the acquisition, construction or improvement of, land, buildings, machinery, equipment and facilities, and any other property or appliances which may appertain to or be useful in the conduct of any of the businesses of the Corporation, its subsidiaries, affiliates or any other entity in which the Corporation may have an interest; and to contract for, for terms of years or otherwise, procure or make use of, personal services of officers, employees, agents or contractors, and of services of any firm, association or corporation.

    (5) To acquire the whole or any part of the good will, rights, property, franchise and business of any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person heretofore or hereafter engaged in any business; and to hold, utilize, enjoy and in any manner dispose of, the whole or any part of the good will, rights, property, franchise and business so acquired, and to assume in connection therewith any liabilities of any such corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person.

    (6) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of capital stock, or any voting trust certificates or depository receipts in respect of the shares of capital stock, scrip, warrants, rights, options, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or other rights in or interests issued or created by any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision, or by any governmental agency, or by any other entity, and to issue in exchange therefor or in payment thereof its own capital stock, bonds or other obligations or securities, or otherwise pay therefor in money or other property; to possess and exercise as owner thereof all the rights, powers and privileges of ownership including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

    (7) To cause to be organized, under the laws of the United States of America, or any foreign government, or any state, territory, province, municipality or other political entity, a corporation, joint stock company, syndicate, association, firm, trust, partnership, or joint venture, for the purpose of accomplishing any or all of the objects and purposes of the Corporation and to dissolve, wind up, liquidate, merge or consolidate any such corporation, joint stock company, syndicate, association, firm, trust, partnership, or joint venture or cause the same to be dissolved, terminated, wound up, liquidated, merged or consolidated.

    (8) To carry out all or any part of the foregoing objects as principal, or otherwise, either alone or through or in conjunction with, as partner, joint venturer or otherwise, any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person; and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform any contracts and do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time appear conducive to or expedient for the accomplishment of any of such objects and purposes.

    (9) To purchase or otherwise acquire, and to hold, sell or otherwise dispose of, and to retire and reissue, shares of its own stock of any class and any other securities issued by it in any manner now or hereafter authorized or permitted by law.

    (10) To make contracts and guarantees, incur liabilities and borrow money; to sell, mortgage, lease, pledge, exchange, convey, transfer, and otherwise dispose of all or any part of the property and assets of the Corporation; and to issue bonds, notes and other obligations and secure the same by mortgage or deed of trust of all or any apart of the property, franchises and income of the Corporation.

    (11) To aid in any manner any corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person of which the shares of capital stock, or voting trust certificates or depository receipts in respect of the shares of capital stock, scrip, warrants, rights, options, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or other rights in or interest issued or created by are held by or for the Corporation, or in the welfare of which the Corporation shall have any interest, direct or indirect; and to do any acts or things designed to protect, preserve, improve and enhance the value of any such property or interest, or any other property of the Corporation.

    (12) To guarantee the payment of dividends or distributions upon any shares of capital stock, interests in or other securities of, or the performance of any contract by, any other corporation, joint stock company, syndicate, association, firm, trust, partnership, joint venture or person in which, or in the welfare of which, the Corporation has any interest, direct, or indirect; and to endorse or otherwise guarantee the payment of the principal and interest, or either, on any bonds, debentures, notes or other securities, obligations and evidences of indebtedness created or issued by any of the same.

    (13) To carry out all or any part of the objects and purposes of the Corporation and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

    The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

    FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

    FIFTH: The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

    SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 150,000,000 shares, having an aggregate par value of $75,000,000 of which 120,000,000 shares of the par value of $.50 per share amounting in aggregate par value of $60,000,000 shall be Common Stock, and 30,000,000 shares of the par value of $.50 per share amounting in aggregate par value to $15,000,000 shall be Preferred Stock.

    SEVENTH: The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock and the Preferred Stock of the Corporation.

                                     COMMON STOCK

    (1) The Common Stock shall not be subject to classification or reclassification by the Board of Directors, and shall have the rights and terms hereinafter specified, subject to the terms of any other stock provided in the Charter pursuant to classification or reclassification by the Board of Directors or otherwise in accordance with law.

    (2) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

    (3) Subject to the provisions of law and any preferences of any Preferred Stock, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

    (4) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

                                   PREFERRED STOCK

    (5) The Board of Directors shall have authority to classify and reclassify any unissued shares of the Preferred Stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Preferred Stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into shares of the Common Stock, or into any class or series of stock (i) which is not prior to the Common Stock either as to dividends or upon liquidation and (ii) which is not limited in some respect either as to dividends or upon liquidation. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares,of Preferred Stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following.

         (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall remain part of the authorized Preferred Stock and be subject to classification and reclassification as provided in this Section.

         (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Preferred Stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

         (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

         (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

         (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

         (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of Preferred Stock.

         (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

         (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

    (6) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of Preferred Stock or of any other Charter document of the Corporation (unless stated otherwise in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

         (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

         (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation price per share thereof be different from those of such other class or series, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

         (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

    EIGHTH: The number of directors of the Corporation shall be three, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are as follows:

                                  R.M. Long
                                  O.D. Jones
                                  W.G. Combs

    NINTH: Beginning with the election of directors in 1985, the Board of Directors shall be divided into three classes, Class I, Class II and Class III. Each such class shall consist, as nearly as possible, of one-third of the total number of directors, and any remaining directors shall be included within such class or classes as the Board of Directors shall designate. At the annual meeting of stockholders in 1985, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.
A director shall hold office, subject to any removal, death, resignation, or retirement until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify.

    To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting rights to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes designated above.

    TENTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

    (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

    (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

    (3) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account, personnel record, or document of or maintained by the Corporation unless authorized so to do by resolution of the Board of Directors.

    (4) A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other Corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves, or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval, or ratification of the contract or transaction. This Section applies if:

         (a) the fact of the common directorship or interest is disclosed or known to: The Board of Directors and the Board authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or Corporation, firm, or other entity; or

         (b) the contract or transaction is fair and reasonable to the Corporation.

         Common or interested directors or the stock, owned by them or by an interested Corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved, or ratified in one of the ways provided for in clause (a) of the second sentence of this Section, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved, or ratified. The procedures in this Section do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

    (5) Except for contracts, transactions, or acts required to be approved under the provisions of Section (4) of this Article, any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

    (6) The By-laws of the Corporation may be adopted, amended or repealed by the affirmative vote of two-thirds (2/3) of the votes entitled to be cast by the outstanding shares of voting stock of the Corporation, voting together as a single voting group. By-laws may also be adopted, amended or repealed by the Board of Directors as provided or permitted by the By-laws.

    (7) Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

    (8) Any director of the Corporation may be removed with cause by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors, but no director may be removed by the stockholders without cause.

    (9) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws;
(b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

    (10) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

    The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

    ELEVENTH: The Board of Directors shall base the response of the Corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interest of the Corporation. In evaluating what is in the best interest of the Corporation, the Board of Directors shall consider:

    (1) The best interest of the stockholders. For this purpose, the Board shall consider, among other factors, not only the consideration offered in the Acquisition Proposal, in relation to the then current market price of the Corporation's stock, but also in relation to the current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then estimate of the future value of the Corporation as an independent entity; and

    (2) Such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon employees, suppliers, customers and the business of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

    "Acquisition Proposal" means any proposal for the consolidation or merger of the Corporation with another corporation, any share exchange involving the Corporation's outstanding capital stock, any liquidation or dissolution of the

Corporation, any transfer of all or a material portion of the, assets of the Corporation, and any tender offer or exchange offer for any of the Corporation's outstanding stock.

    TWELFTH: (1) In addition to any vote otherwise required by law or this Charter, a business combination shall be recommended by the Board of Directors and approved by the affirmative vote of at least:

         (a) Eighty (80) percent of the votes entitled to be cast by outstanding shares of voting stock of the Corporation, voting together as a single voting group; and

         (b) Two-thirds (2/3) of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested stockholder who is (or whose affiliate is) a party to the business combination or an affiliate or associate of the interested stockholder, voting together as a single voting group.

    (2)  The following definitions shall apply to this Article:

         (a) "Affiliate", including the term "affiliated person", means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

         (b) "Associate", when used to indicate a relationship with any person, means:

              (i) Any corporation or organization (other than the Corporation or a subsidiary of the Corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;

              (ii) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

              (iii) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its affiliates.

         (c) "Beneficial owner", when used with respect to any voting stock, means a person:

              (i) That, individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly; or

              (ii) That, individually or with any of its affiliates or associates, has:

                   (a) The right to acquire voting stock (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

                   (b) The right to vote voting stock pursuant to any agreement, arrangement, or understanding; or

              (iii) That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares of voting stock.

         (d)  "Business combination" means:

                   (i) Unless the merger, consolidation, or share exchange does not alter the contract rights of the stock as expressly set forth in the Charter or change or convert in whole or in part the outstanding shares of stock of the Corporation, any merger, consolidation, or share exchange of the Corporation or any subsidiary with (a) any interested stockholder or (b) any other corporation (whether or not itself an interested stockholder) which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested stockholder that was an interested stockholder prior to the transaction;

                   (ii) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or a series of transaction in any 12-month period, to any interested stockholder (other than the Corporation or any of its subsidiaries) of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value as of the end of the Corporation's most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding stock of the Corporation or of its net worth as of the end of its most recently ended fiscal quarter;

                   (iii) The issuance or transfer by the Corporation, or any subsidiary, in one transaction or a series of transactions, of any equity securities of the Corporation or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding stock of the Corporation to any interested stockholder or any affiliate of any interested stockholder (other than the Corporation or any of its subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the Corporation's voting stock or any other method affording substantially proportionate treatment to the holders of voting stock;

                   (iv) The adoption of any plan or proposal for the
              liquidation or dissolution of the Corporation in which anything other than cash will be received by an interested stockholder or any affiliate of any interested stockholder; or

                   (v) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation, or share exchange of the Corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5 percent or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of equity securities of the Corporation or any subsidiary which is directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder.

         (e) "Control", including the terms "controlling", "controlled by" and "under common control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. The beneficial ownership of 10 percent or more of the votes entitled to be cast by a corporation's voting stock creates a presumption of control.

         (f)  "Equity security" means:

              (i) Any stock or similar security, certificate of interest, or participation in any profit sharing agreement, voting trust certificate, or certificate of deposit for an equity security;

              (ii) Any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security; or

              (iii) Any put, call, straddle, or other option or privilege, of buying an equity security from or selling an equity security to another without being bound to do so.

         (g) "Interested stockholder" means any person (other than (i) the Corporation, (ii) or any Subsidiary, any profit sharing, employee stock ownership or other employee ownership, savings, retirement or benefit plan of the Corporation or any Subsidiary, (iii) the hereinafter designated members of the Long family: J.M. Long, T.J. Long, V.M. Long and R.M. Long,
    (iv) any of the said designated members of the Long family acting as trustee, personal representative, attorney-in-fact, proxy-holder or other representative or agent, or (v) any trustee, personal representative, attorney-in-fact, proxy-holder or other representative or agent acting for the person or the estate of one or more of the said designated members of the Long family) that:

              (i) (a) Is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting stock of the Corporation; or

                   (b) Is an affiliate of the Corporation at any time within the 2-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding voting stock of the Corporation.

              (ii) For the purpose of determining whether a person is an interested stockholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed owned by the person as a beneficial owner but may not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (h)  "Market Value" means:

              (i) In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the composite tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the

         National Association of Securities Dealers, Inc. automated quotations system or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the board of directors of the corporation in good faith; and

              (ii) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors of the corporation in good faith.

         (i) "Subsidiary" means any corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or in directly, by the Corporation.

         (j) "Voting Stock" means shares of capital stock of a corporation entitled to vote generally in the election of directors.

    (3)  (a)  For purposes of Section (3) (b) of this Article:

              (i) "Announcement date" means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to stockholders of the Corporation, whichever is earlier;

              (ii) "Determination date" means the date on which an interested stockholder first became an interested stockholder; and

              (iii)     "Valuation date" means:

                   (a) For a business combination voted upon by stockholders, the later of the day prior to the date of the stockholders vote or the day 20 days prior to the consummation of the business combination; and

                   (b) For a business combination not voted upon by stockholders, the date of the consummation of the business combination.

         (b) The vote required by Section (1) of this Article does not apply to a business combination if each of the following conditions is met:

              (i) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of Common Stock in such business combination is at least equal to the highest of the following:

                   (a) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of Common Stock of the same class or series acquired by it:

                   1. Within the 2-year period immediately prior to the announcement date of the proposal of the business combination; or

                   2. In the transaction in which it became an interested stockholder, whichever is higher; or

                   (b) The market value per share of Common Stock of the same class or series on the announcement date or on the determination date, whichever is higher; or

                   (c) The price per share equal to the market value per share of Common Stock of the same class or series determined pursuant to subparagraph (b) of this paragraph, multiplied by the fraction of:

                   1. The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of Common Stock of the same class or series acquired by it within the 2-year period immediately prior to the announcement date, over

                   2. The market value per share of Common Stock of the same class or series on the first day in such 2-year period on which the interested stockholder acquired any shares of Common Stock.

              (ii) The aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following (whether or not the interested stockholder has previously acquired any shares of a particular class or series of stock):

                   (a) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of such class of stock acquired by it:

                   1. Within the 2-year period immediately prior to the announcement date of the proposal of the business combination; or

                   2. In the transaction in which it became an interested stockholder, whichever is higher; or

                   (b) The highest preferential amount per share to which the holders of shares of such class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                   (c) The market value per share of such class of stock on the announcement date or on the determination date, whichever is higher; or

                   (d) The price per share equal to the market value per share of such class of stock determined pursuant to subparagraph (c) of this paragraph, multiplied by the fraction of:

                   1. The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the interested stockholder for any shares of any class of voting stock acquired by it within the 2 year period immediately prior to the announcement date, over

                   2. The market value per share of the same class of voting stock on the first day in such 2-year period on which the interested stockholder acquired any shares of the same class of voting stock.

              (iii) The consideration to be received by holders of any class or series of outstanding stock is to be in cash or in the same form as the interested stockholder has previously paid for shares of the same class or series of stock. If the interested stockholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.

              (iv) (a) After the interested stockholder has become an interested stockholder and prior to the consummation of such business combination:

              1. There shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation;

              2.   There shall have been:

                   A. No reduction in the annual rate of dividends paid on any class or series of stock of the Corporation that is not Preferred Stock (except as necessary to reflect any subdivision of the stock); and

                   B. An increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the stock; and

              3. The interested stockholder did not become the beneficial owner of any additional shares of stock of the Corporation except as part of the transaction which resulted in such interested stockholder becoming an interested stockholder or by virtue of proportionate stock splits or stock dividends.

              (b) The provisions of sub-subparagraphs 1. and 2. of subparagraph (a) do not apply if no interested stockholder or an affiliate or associate of the interested stockholder voted as a director of the Corporation in a manner inconsistent with such sub-
subparagraphs and the interested stockholder, within 10 days after any act or failure to act inconsistent with such sub-subparagraphs, notifies the Board of Directors of the Corporation in writing that the interested stockholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

              (v) After the interested stockholder has become an interested stockholder, the interested stockholder may not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

         (c) The requirements of Section (1) of this Article do not apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested stockholders or their affiliates, have been approved or exempted therefrom by resolution of the Board of Directors of the Corporation at any time prior to the time that the interested stockholder first became an interested stockholder.

         Unless by its terms a resolution adopted under this subsection is made irrevocable, it may be altered or repealed by the Board of Directors, but this shall not affect any business combinations that have been consummated, or are the subject of an existing agreement entered into, prior to the alteration or repeal.

    Not withstanding any other provision of law, the provisions of this Article Twelfth may be amended or repealed only by the affirmative vote of (a) eighty percent (80%) of the votes entitled to be cast by outstanding shares of voting stock of the Corporation, voting together as a single voting group; and (b) two-thirds (2/3) of the votes entitled to be cast by holders of voting stock other than voting stock held by interested stockholders or an affiliate or associate of any interested stockholder, voting together as a single voting group.

    The provisions of this Article Twelfth are in addition to (and not in lieu of) any other requirements of law or this Charter.

    THIRTEENTH:  The duration of the Corporation shall be perpetual.

    IN WITNESS WHEREOF, I have signed these Amended Articles of Incorporation, acknowledging the same to be my act, on this 14th day of March, 1985.



WITNESS:



/s/ Nancy J. Williams                  /s/ R. W. Smith, Jr.
- ------------------------------         -----------------------------------
                                       R. W. Smith, Jr.,
                                       Incorporator